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                                                                 EXHIBIT 99.B13A


Integrity Investment Trust
c/o Goodwin, Procter & Hoar
Exchange Place
Boston, MA  02109



                                             October 18, 1990

          Re:  Subscription Agreement
               ----------------------
Gentlemen:

     In connection with the organization of Integrity Investment Trust, the undersigned hereby subscribes for 10 shares of beneficial interest without par value of the Trust's sole initial Sub-Trust, Integrity Growth Fund, at a price per share of $10; and in full payment therefor do hereby deliver to you $100.

                                   Sincerely,

                                   INTEGRATED FINANCIAL SERVICES, INC.



                                   By:
                                       ---------------------------------
                                          James A. Dreher, President


     The above subscription is accepted and payment in full of the $100.00 subscription price is acknowledged.

                                   INTEGRITY INVESTMENT TRUST



                                   By:
                                      -----------------------------------
                                          James A. Dreher, Trustee